                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     This Third Amendment to Loan and Security Agreement (this "Amendment"), dated as of July 14, 1997, is entered into by and among AFP IMAGING CORPORATION, a New York corporation, successor by merger to AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation ("AFP"), LOGETRONICS CORPORATION, a New York corporation ("LogE"), VISIPLEX INSTRUMENTS CORPORATION, a New York corporation formerly known as Xenon Industries, Inc. ("Visiplex") and REGAM MEDICAL SYSTEMS INTERNATIONAL AB, a Swedish corporation ("Regam") (AFP, LogE, Visiplex and Regam are hereinafter jointly and severally, referred to as "Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender") formerly known as Greyhound Financial Corporation, successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation ("Original Lender").

                              W I T N E S S E T H:

     WHEREAS, Borrower, AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation and Original Lender are parties to that certain Loan and Security Agreement dated as of November 22, 1993, as the same was amended by (i) that certain First Amendment to Loan and Security Agreement dated as of December 7, 1993 and (ii) that certain Second Amendment to Loan and Security Agreement dated as of July 14, 1995 (as so amended, the "Loan Agreement") setting forth the terms and conditions under which Original Lender would make loans and other advances to Borrower; and

     WHEREAS, effective as of December 31, 1994, Original Lender was merged with and into Lender (then known as Greyhound Financial Corporation), with Lender being the surviving corporation of such merger, and Lender succeeded to all the rights and obligations of Original Lender under the Loan Agreement and the Loan Documents; and

     WHEREAS, effective on April 17, 1997 AFP acquired all of the issued and outstanding stock of Regam; and

     WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement, which Lender is willing to do but only upon the terms and subject to the conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement.

     2. Amendments. The Loan Agreement is hereby amended as follows:

     (a) Paragraph 1(A) is hereby amended by adding or substituting, as the case may be, the following definitions:

          "this Agreement' shall mean this Loan and Security Agreement dated as of November 22, 1993, as amended by the First Amendment, the Second Amendment and the Third Amendment, and as the same may hereafter be amended, restated, renewed, extended or modified from time to time."

          "'Borrower' means, individually and collectively, jointly and severally, each of AFP, LogE, Visiplex and Regam."

          "'Collateral' shall have the meaning given to it in Section 3 of the Third Amendment."

          "'Eligible Backed Foreign Receivable' shall mean an otherwise Eligible Receivable of an account debtor not located in the United States, where such Receivable is fully supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to Lender."

          "'Eligible Named Foreign Receivable' shall mean an otherwise Eligible Receivable of any of Siemens AG, Phillips Medical Systems, GE Belgium or AGFA Gaevert."

          "'Eligible Foreign Receivable' shall mean an Eligible Receivable of an account debtor not located in the United States, but excluding (A) Eligible Backed Foreign Receivables and (B) Eligible Named Foreign Receivables."

          "'Loan Documents' means, collectively, this Agreement, the Intellectual Property Security Agreement, the Subordination Agreement, the Environmental Certificate, the Assignment of Contract, Term Note C, any other note or notes executed by Borrower and payable to Lender, and any other agreements entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing."

          "'Regam' means Regam Medical Systems International AB, a Swedish corporation."

          "'Subordinating Creditor' means ACG Nystromgruppen AB, a Swedish corporation."

          "'Subsidiary' means any of LogE, Visiplex or Regam."

          "'Term Note C' shall mean that certain promissory note of Borrower, payable to Lender's order, dated as of the Third Amendment Effective Date, in the original principal amount of $1,450,000, and attached as Exhibit A to the Third Amendment, as the same may hereafter be amended, restated, renewed, extended or modified, or any new note issued in substitution therefor, from time to time."

          "'Third Amendment' shall mean that certain Third Amendment to Loan and Security Agreement dated as of July 14, 1997, between Lender and Borrower."

          "'Third Amendment Effective Date' shall mean July 14, 1997, the date upon which the Third Amendment became effective."

     (b) Clause (v) of the definition of "Eligible Receivables" is hereby amended in its entirety to read as follows:

          "(v) [Reserved];"

     (c) Paragraph 2(B)(i)(b) is hereby amended in its entirety to read as follows:

          "(b) an amount equal to (1) eighty percent (80%) of the net amount of Eligible Receivables other than Eligible Named Foreign Receivables or Eligible Foreign Receivables, plus (2) the lesser of (A) eighty percent (80%) of the net amount of Eligible Named Foreign Receivables or (B) $500,000, plus (3) the lesser of (A) fifty percent (50%) of the net amount of Eligible Foreign Receivables or (B) $500,000;"

     (d) Paragraph 2(B)(iii) is hereby amended in its entirety to read as follows:

          "(iii) Fixed Asset Loan: a term loan in the outstanding principal amount of One Million Four Hundred and Fifty Thousand Dollars and No/100 ($1,450,000.00) (the "Fixed Asset Loan"); provided, that the Fixed Asset Loan shall be subject to such terms and conditions as are set forth on Term Note C.

          Lender shall disburse the Fixed Asset Loan in a single advance in accordance with the terms and subject to the conditions set forth in the Loan Agreement."

     (e) The first sentence of Paragraph 3(A) is hereby amended in its entirety to read as follows:

     "Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a per annum rate of three-quarters of one percent (0.750%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its 'base rate' (or any successor thereto), which may not be such institution's lowest rate (the 'Base Rate')."

     (f) The final sentence of Paragraph 3(A) is hereby amended in its entirety to read as follows:

     "The foregoing notwithstanding, the principal balance of the Fixed Asset Loan shall bear interest at a per annum rate as set forth in Term Note C."

     (g) Paragraph 3(B), providing for a Minimum Interest Charge, is hereby deleted in its entirety.

     (h) Paragraph 3(G) is hereby amended in its entirety to read as follows:

          "(G) Examination Fees. Borrower agrees to pay to Lender an examination fee in the amount of Five Hundred and No/100 Dollars ($500.00) per day per auditor in connection with each audit or examination of Borrower performed by Lender prior to or after the date hereof, plus all costs and expenses incurred in connection therewith (the "Examination Fee"). Notwithstanding the foregoing, so long as there exists no Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default, Borrower shall pay only Lender's actual fees and expenses incurred during Lender's field examinations and audits, based upon a cycle of one hundred and eighty (180) days between such field examinations/audits and a limit of five (5) business days per such field examination/audit; provided, however, that nothing herein shall be deemed to limit the frequency or the duration of Lender's field examinations/audits."

     (i) Paragraph 17(A) is hereby amended and restated in its entirety to read as follows:

          "Term. The initial term of this Agreement shall be for three (3) years from the Third Amendment Effective Date (the 'Initial Term') and shall be automatically renewed for successive periods of one (1) year (each, a 'Renewal Term'), at the discretion of Lender, unless earlier terminated as provided herein. All loans and all credit facilities shall be coterminous."

     (j) Paragraph 17(D) is hereby amended in its entirety to read as follows:

          "(D) Early Termination; Termination Fee. In addition to the procedure set forth in Paragraph 17(B), Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice and prepay the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by Lender upon the occurrence of an Event of Default under Paragraph 18(A) hereof, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee (the 'Termination Fee') in an amount equal to: (i) three percent (3%) of the average daily outstanding balance of the Obligations for the 180 day period (or lesser period if applicable) preceding the date of termination, if such early termination occurs on or prior to the first anniversary of the Third Amendment Effective Date; (i) two percent (2%) of the average daily outstanding balance of the Obligations for the 180 day period (or lesser period if applicable) preceding the date of termination, if such early termination occurs after the first anniversary of the Third Amendment Effective Date but on or prior to the second anniversary of the Third Amendment Effective Date; or (ii) one percent (1%) of the average daily outstanding balance of the Obligations for the 180-day period preceding the date of termination, if such early termination occurs after the second anniversary of the Third Amendment Effective Date. The Termination Fee shall be presumed to be the amount of damages sustained by Lender as a result of the early termination, and Borrower agrees that because it is difficult to calculate such damages, the Termination Fee provided for herein is reasonable under the circumstances."

     (k) Notwithstanding anything to the contrary contained in the Loan Agreement, as long as (i) Borrower shall maintain excess borrowing availability of at least Five Hundred Thousand Dollars ($500,000), after giving effect to any requested but unfunded advance and payment in full of Borrower's suppliers to within sixty (60) days of such suppliers' respective written or agreed-upon terms, and (ii) there shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default, (1) Borrower shall report to Lender Collateral information on a monthly basis (in the form of a Borrowing Base Certificate to be prescribed by Lender), and (2) Borrower shall maintain dominion over its cash.

     (l) Lender's address for notice purposes in Exhibit B to the Loan Agreement is hereby amended in its entirety to read as follows:

          Lender's address for notices: FINOVA Capital Corporation
                                        311 South Wacker Drive
                                        Suite 4400
                                        Chicago, Illinois 60606
                                        Att'n: Brian G. Rujawitz
                                        Fax: (312) 322-7250

          with a copy to:               FINOVA Capital Corporation
                                        1850 North Central Avenue
                                        Phoenix, Arizona 85002
                                        Attention: Joseph R. D'Amore, Esq.
                                        Fax: (602) 207-5036

          with a copy to:               Gammage & Burnham
                                        Two North Central Avenue
                                        Eighteenth Floor
                                        Phoenix, Arizona 85004
                                        Att'n: Randall S. Dalton, Esq.
                                        Fax: (602) 256-4475

     (m) The Validity and Support Agreement is hereby terminated and deemed to be of no further force or effect.

     (n) Within sixty (60) days after the Third Amendment Effective Date, Borrower shall cause to be delivered to Lender a Subordination Agreement from ACG Nystromgruppen AB (the Subordinating Creditor) with respect to that certain US$1,000,000 promissory note of AFP dated April 17, 1997.

     (o) Notwithstanding anything to the contrary contained in the Loan Agreement, "Eligible Receivables" shall exclude Receivables of Regam unless and until Lender shall have satisfied itself in its sole determination that Lender has a first priority perfected security interest in such Receivables of Regam.

     (p) Notwithstanding anything to the contrary contained in the Loan Agreement, "Eligible Inventory" shall exclude Inventory of Regam unless and until Lender shall have satisfied itself in its sole determination that Lender has a first priority perfected security interest in such Inventory.

     (q) The following new Section 13(A)(v) is hereby added to read as follows:

          "(v) Regam is a corporation duly organized, validly existing and in good standing under the laws of the Country of Sweden, is qualified and authorized to do business and is in good standing in all jurisdictions in which such qualification and good standing are necessary in order for it to conduct its business and own its property (other than to the extent that such failure to qualify would not have a material adverse effect on the business or financial condition of Regam), and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder;"

     (r) Section 15(L), which presently reads as follows:

          "(L) Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation permitted by Paragraph 15(J) to employees who are Affiliates, make loans or other advances permitted by Paragraph 15(B) to executives who are Affiliates and make payments to E-Ticket to the extent permitted under the Subordination Agreement between Lender and E-Ticket and, if no Event of Default has occurred, Borrower may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to Lender and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;"

is hereby amended in its entirety to read as follows:

          "(L) Affiliate Transactions.

               (i) sell, transfer, distribute or pay any money or property to any Affiliate other than Regam, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate other than Regam, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate other than Regam; provided, however, that if (A) no Event of Default exists and (B) no act or event has occurred which, with the passing of time or the giving of notice, or both, would constitute an Event of Default, then Borrower may engage in transactions with any Affiliate other than Regam in the normal course of business, in amounts and upon terms which are fully disclosed to Lender and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

               (ii) sell, transfer, distribute or pay any money or property to Regam, except on the following terms and subject to the following conditions: (A) both before and after having given effect to such sale, transfer, distribution or payment , no Event of Default exists and no act or event has occurred which, with the passing of time or the giving of notice, or both, would constitute an Event of Default and (B) either (1) Lender shall continue to have a first priority perfected security interest in such money or property, or (2) both before and after having given effect to such sale, transfer, distribution or payment, Borrower shall have excess borrowing availability of at least One Million Five Hundred Thousand Dollars ($1,500,000) after giving effect to any requested but unfunded advance and payment in full of Borrower's suppliers to within sixty (60) days of such suppliers' respective written or agreed-upon terms, or (3) FINOVA shall have given its prior written approval for such sale, transfer, distribution or payment;

               (iii) notwithstanding the provisions of Section 15(L)(i) or
          Section 15(L)(ii), Borrower may pay compensation permitted by Paragraph 15(J) to employees who are Affiliates, make loans or other advances permitted by Paragraph 15(B) to executives who are Affiliates and make payments to Subordinated Creditor to the extent permitted under the Subordination Agreement between Lender and Subordinated Creditor;".

     3. Reaffirmation and Grant of Security Interest. Without in any way limiting the provisions of Section 4(A) of the Loan Agreement, and to secure the prompt payment and performance of the Obligations (other than those Obligations arising out of the Environmental Certificate), and notwithstanding which entity constituting Borrower receives a particular advance of the Total Facility, each entity constituting Borrower hereby reaffirms the grant to Lender of or grants to Lender, as the case may be, a security interest in all of such Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, the Life Insurance Policies and the proceeds thereof, Trademarks, Licenses and Patents, and General Intangibles, including, without limitation, all of such Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in Lender's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"; provided, however, that, with respect solely to Collateral of Regam, such Collateral of Regam shall in all events include only property of Regam located in the United States of America as of the Third Amendment Effective Date together with such Collateral of Regam as thereafter may be located therein from time to time.

     4. Conditions Precedent. The amendments described in this Amendment and the obligations of Lender set forth in this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

     (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

          (i) this Third Amendment;

          (ii) Term Note C (as described in Section 2(a) hereof), in form and substance set forth in Exhibit A attached hereto and incorporated herein by this reference, which Term Note C shall be issued in substitution for, but not in payment of or satisfaction of, (A) that certain First Amended Secured Promissory Note (Term Note A) in the original principal amount of $550,000 and (B) that certain Secured Promissory Note (Term Note B);

          (iii) Any other consents deemed necessary by Lender;

          (iv) A corporate resolution from the Board of Directors of each entity constituting Borrower (and from the Shareholders, if necessary) approving the transactions contemplated hereby and the execution and delivery of this Amendment and Term Note C;

          (v) A certificate of Borrower's president and corporate assistant secretary attesting to the facts that (A) the corporate resolutions set forth in Section 3(a)(vi) above have not been modified or revoked and remain in full force and effect; and (B) the by-laws of such Borrower have not changed from the date of the last such certification, or attaching any amendments thereto.

          (vi) Such amendments to Lender's existing financing statements and such new financing statements in Lender's favor as Lender deems necessary; and

          (vii) Such other items as Lender may require;

     (b) Lender shall have received a certificate of corporate status with respect to each Borrower, dated within ten (10) days of the date hereof, from the Secretary of State or other appropriate governmental authority of the state or country of incorporation of each Borrower, which certificate shall indicate that each Borrower is in good standing in such jurisdiction, together in each case with a certified copy of the articles of incorporation of each Borrower from such governmental authority;

     (c) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default;

     (d) All the representations and warranties of the Loan Parties in the Loan Documents (as defined in Section 2(a) hereof) as amended hereby shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment;

     (e) Lender shall have reviewed and approved a current UCC search on Borrower; and

     (f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

     5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement as amended hereby or any of the other Loan Documents, with or without notice or lapse of time.

     6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement as amended hereby and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement as amended hereby or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

     7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents as amended hereby with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

     8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement as amended hereby, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control.

     9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

     10. Benefit of this Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

     11. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

     12. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

     13. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.

     14. Effectiveness of Amendment. This Amendment shall not be effective until the same is executed and delivered by the parties hereto and all conditions set forth in Section 4 hereof have been satisfied.

     15. Reaffirmation. All of the terms and provisions of the Loan Agreement are hereby confirmed and ratified. However, in the event of a conflict between the Loan Agreement and this Amendment, the provisions of this Amendment shall prevail.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first written above.

AFP IMAGING CORPORATION, a New York     LOGETRONICS CORPORATION, a New
corporation, successor by merger to     York corporation
AFP Technologies Corporation,
formerly known as Kenro
Corporation, a New Jersey
corporation

By: _______________________________     By: _______________________________
    Name:                                   Name:
    Title:                                  Title:

VISIPLEX INSTRUMENTS CORPORATION, a     REGAM MEDICAL SYSTEMS INTERNATIONAL
New York Corporation formerly known     AB, a Swedish corporation
as Xenon Industries, Inc.

By: _______________________________     By: _______________________________
    Name:                                   Name:
    Title:                                  Title:

                                      FINOVA CAPITAL CORPORATION, a Delaware
                                      corporation formerly known as
                                      Greyhound Financial Corporation,
                                      successor-by-merger to Greyhound
                                      Financial Capital Corporation, an
                                      Oregon corporation

                                      By: __________________________________
                                          Name:
                                          Title:

                          EXHIBIT A TO FIRST AMENDMENT

                               Form of Term Note C

                                (to be attached)

                       REPLACEMENT SECURED PROMISSORY NOTE
                                  (TERM NOTE C)

$1,450,000                                                      Phoenix, Arizona
                                                                   July 14, 1997

     FOR VALUE RECEIVED, AFP IMAGING CORPORATION, a New York corporation, successor by merger to AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation, LOGETRONICS CORPORATION, a New York corporation, VISIPLEX INSTRUMENTS CORPORATION, a New York corporation formerly known as Xenon Industries, Inc. and REGAM MEDICAL SYSTEMS INTERNATIONAL AB, a Swedish corporation ("Regam") (all of the foregoing, individually and collectively "Debtor"), jointly and severally promise to pay to the order of FINOVA CAPITAL CORPORATION ("Secured Party"), formerly known as Greyhound Financial Corporation and successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation, at its offices at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071, or at such other place or places as Secured Party may from time to time designate in writing, the principal sum of One Million Four Hundred Fifty Thousand Dollars ($1,450,000), payable as follows:

          a. Thirty-Six (36) equal successive monthly installments of principal of Twelve Thousand Eighty-Three and 33/100 Dollars ($12,083.33) each on the first day of each month, beginning August 1, 1997, and continuing through and including July 1, 2000; and

          b. A final installment of One Million Fifteen Thousand and 12/100 Dollars ($1,015,000.12) on the 14th day of July, 2000,

together with accrued interest on the principal balance from time to time remaining unpaid, payable monthly on the first day of each and every month, beginning August 1, 1997. Notwithstanding anything herein to the contrary, in the event that certain Loan and Security Agreement, dated as of November 22, 1993 by and among Debtor (other than Regam), AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation and Secured Party (the "Original Agreement"), as amended by that certain First Amendment to Loan and Security Agreement dated as of December 7, 1993 (the "First Amendment") that certain Second Amendment to Loan and Security Agreement dated as of July 14, 1995 (the "Second Amendment") and that certain Third Amendment to Loan and Security Agreement of even date herewith (the "Third Amendment"; and collectively with the Second Amendment, the First Amendment and the Original Agreement, and as the same may hereafter be amended, restated, renewed, extended or modified from time to time, the "Loan Agreement") is terminated by Debtor, by Secured Party or by any other person at any time, then the entire unpaid principal balance of this Note, together with all accrued and unpaid interest hereon, shall become immediately due and payable in full on the effective date of such termination, without presentment, notice or demand of any kind.

     Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be at the rate of three-quarters of one percent (0.750%) in excess of the Base Rate (as hereinafter defined), computed on the basis of a 360-day year; provided, however, upon the occurrence and during the continuance of an event of default (as hereinafter defined), interest shall accrue on the outstanding principal balance of this Note at a default rate (the "Default Rate") of two and three-quarters percent (2.750%) in excess of the Base Rate, and shall be payable on demand. "Base Rate" means, for any day, the rate of interest per annum (over a year of 360 days) announced by Citibank, N.A. (the "Bank"), from time to time, as its "base rate" (or any successor thereto) in effect on such day. The Base Rate is not necessarily the lowest rate charged by the Bank. The applicable rate of interest assessed hereunder will be increased or decreased from time to time hereafter in an amount equal to any increase or decrease hereafter made by the Bank in the Base Rate. A change in the Base Rate shall be effective on the first day following such change, provided that a cumulative change of less than one fourth of one percent (0.25%) shall not be considered.

     Debtor warrants and represents to Secured Party that Debtor has used and will continue to use the loans and advances represented by this Note solely for proper business purposes, and consistent with all applicable laws and statutes. Debtor further warrants and represents to Secured Party and covenants with Secured Party that Debtor is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System), and no part of the loan represented by this Note has been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     This Note is secured by the Collateral described in the Loan Agreement.

     The occurrence of any one of the following events shall constitute a default by Debtor under this Note (hereinafter an "Event of Default"): (a) if Debtor fails to pay to Secured Party an installment of principal or interest hereunder when due; (b) if Debtor fails to pay any of its Obligations (as defined in the Loan Agreement) to Secured Party when due and payable or declared due and payable; (c) if Debtor fails or neglects to perform, keep or observe any term, provision, covenant, warranty or representation contained in this Note or the Loan Agreement (other than as referred to in (a) or (b) of this paragraph), which is required to be performed, kept or observed by Debtor or if a default occurs under the Loan Agreement; (d) an Event of Default under and as defined in the Loan Agreement shall exist; or (e) the occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time or times hereafter delivered to Secured Party by Debtor or by any guarantor of part or all of Debtor's obligations to Secured Party.

     Upon the occurrence of any Event of Default hereunder, in addition to Secured Party's right to charge interest on the Obligations at the Default Rate:
(a) at the option of Secured Party, the entire unpaid amount of all of the Obligations shall become immediately due and payable without demand, notice or legal process of any kind; (b) Secured Party may, at its option, without demand, notice or legal process of any kind, exercise any and all rights and remedies granted to it by the Loan Agreement or by any other agreement now or hereafter existing between Secured Party and Debtor or between Secured Party and any guarantor of part or all of Debtor's liabilities to Secured Party; and (c) Secured Party may at its option exercise from time to time any other rights and remedies available to it under the Uniform Commercial Code or other law of the State of Arizona.

     The remedies of Secured Party as provided herein and in the Loan Agreement shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Secured Party. No act of omission or commission of Secured Party, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Secured Party and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

     Debtor waives presentment, demand and protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of Secured Party's rights hereunder, except as specifically provided and called for by this Note, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note. Any failure of Secured Party to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

     If legal action is necessary to enforce any provision of this Note, the prevailing party to such action shall be entitled to recover payment of its costs and attorneys' fees, paralegals' fees and expert witnesses' fees from the losing party.

     Secured Party may at any time transfer this Note and Secured Party's rights in any or all collateral securing this Note, and Secured Party thereafter shall be relieved from all liability with respect to such collateral arising after the date of such transfer.

     This Note shall be binding upon Debtor and its legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provision of this Note. The representations, warranties, covenants, liabilities and obligations of Debtor contained herein constitute the joint and several representations, warranties, covenants, liabilities and obligations of each of the parties constituting Debtor.

     This Note is issued in substitution for, but not in payment for or satisfaction of (i) that certain First Amended Secured Promissory Note (Term Loan A) dated July 14, 1995 in the original principal amount of $550,000, which itself was issued in amendment and restatement of, but not in payment for or satisfaction of, that certain Secured Promissory Note dated as of November 22, 1993 in the original principal amount of $250,000.00 and (ii) that certain Secured Promissory Note (Term Loan B) dated as of July 14, 1995 in the original principal amount of $900,000.00 (collectively, the "Original Note"). Upon execution and delivery hereof and satisfaction of the conditions precedent set forth in the Third Amendment, the terms and provisions of this Note shall govern and control all matters formerly governed by the Original Note. This Note is Term Note C as defined in the Loan Agreement.

     THIS NOTE HAS BEEN DELIVERED FOR ACCEPTANCE BY SECURED PARTY IN PHOENIX, ARIZONA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ARIZONA, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS ADOPTED IN ARIZONA. DEBTOR HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MARICOPA COUNTY, ARIZONA OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (ii) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON DEBTOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO DEBTOR AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO DEBTOR'S ADDRESS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT DEBTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SECURED PARTY OR ANY OF SECURED PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN MARICOPA COUNTY, ARIZONA; AND (vi) IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR SECURED PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR SECURED PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR DEBTOR'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.


AFP IMAGING CORPORATION, a New York     LOGETRONICS CORPORATION, a New
corporation, successor by merger to     York corporation
AFP Technologies Corporation,
formerly known as Kenro
Corporation, a New Jersey
corporation

By: _______________________________     By: _______________________________
    Name:                                   Name:
    Title:                                  Title:

Employer ID No.: 13-2956272             Employer ID No.: 22-2825090


VISIPLEX INSTRUMENTS CORPORATION, a     REGAM MEDICAL SYSTEMS INTERNATIONAL
New York corporation formerly known     AB, a Swedish corporation
as Xenon Industries, Inc.

By: _______________________________     By: _______________________________
    Name:                                   Name:
    Title:                                  Title:

Employer ID No.: 11-2557539             Employer ID No.: ___________


Debtor's address: 250 Clearbrook Road
                  Elmsford, New York 10523
                  Att'n: David Vozick